Change of Corporate Name
Profit

SPECIAL HANDLING

State of Hawaii
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
1010 Richards Street
Mailing Address: P. O. Box 40, Honolulu, HI 96810

49

Filing Fee – $10.00
Dishonored Check – $7.50

In the Matter of the Amendment of the Articles of Incorporation of

Castle & Cooke Terminals, Limited

1047901

1 15951505 1771 84/06/15 $10.00
1 40635402 1771 84/06/15 $40.00

RECEIVED
JUN 15 1984
9:30am
Dept. of Commerce & Consumer Affairs
STATE OF HAWAII

R

CERTIFICATE OF AMENDMENT

The undersigned duly authorized officers of Castle & Cooke Terminals, Limited

a Hawaii corporation, do hereby certify as follows:

(line out inapplicable statement)

A. ~~That at a special meeting of the stockholders of said corporation duly called for the purpose of changing the name of the corporation and held at ______ on the ______ day of ______, 19__, it was voted by the holders of ______ shares out of ______ shares of stock issued, outstanding, and having voting power, to amend the Articles of Incorporation by deleting the name " ______ " wherever it appears in the Articles of Incorporation, and inserting in lieu thereof the name " ______ ".~~

B. That all of the stockholders of the corporation entitled to vote have consented in writing, in lieu of a meeting, to amend the Articles of Incorporation by deleting the name " Castle & Cooke Terminals, Limited " wherever it appears in the Articles of Incorporation, and inserting in lieu thereof the name " Hawaii Stevedores, Inc. ".

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 15th day of June, 1984.

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
STATE OF HAWAII
Officially Recorded
On
June 15, 1984

[signature]
Office Held: President

[signature]
Office Held: SECRETARY

STATE OF HAWAII)
) ss.
City & County of Honolulu)

FILING FEE, CAPITALS $ 10.- + 40.-
CERTIFICATION ______ Copies $ ______
TOTAL $ 50.-

MURRAY C. GRUNE and BRIAN L. SCHOLTES being first duly sworn on oath depose and say that they are the PRESIDENT and SECRETARY respectively, of Castle & Cooke Terminals, Limited (state present name and not proposed name); that as such officers they are duly authorized to sign the foregoing Certificate of Amendment; and that they have read the said Certificate, know the contents thereof, and that the same are true.

Subscribed and sworn to before me this 15th *day of* June 1984.

Charles S Shimabukuro
Notary Public, State of Hawaii
My commission expires: 10/25/85

[signature]
Office Held: President

[signature]
Office Held: SECRETARY

(See reverse side for instructions)

Rev. 12/82